Exhibit 2.2

FIRST AMENDMENT TO PURCHASE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), is entered into as of the 20th day of December, 2011 between and among ENCANA OIL & GAS (USA) INC. (“Seller”) and ENERVEST ENERGY INSTITUTIONAL FUND XII-A, L.P., ENERVEST ENERGY INSTITUTIONAL FUND XII-WIB, L.P., ENERVEST ENERGY INSTITUTIONAL FUND XII-WIC, L.P., EV PROPERTIES, L.P., and ENERVEST ENERGY INSTITUTIONAL CO-INVESTMENT XII-2A, L.P. (collectively, “Buyer”) and ENERVEST HOLDING, L.P. (“EV Holding”). Each of Seller and Buyer and EV Holding may be referred to herein as a “Party” or collectively as the Parties.

BACKGROUND

A.	The Parties entered into that certain Purchase Agreement dated as of November 2, 2011 (the “Agreement”).
B.	Pursuant to Section 11.4 of the Purchase Agreement, EV Holding has conveyed all of its rights, benefits, duties and obligations in, to and arising from the Purchase Agreement to the Buyer resulting in the new proportionate shares as shown on the amended Schedule 1.1 discussed below.
C.	The Parties now desire to amend the Agreement as set forth in this Amendment.
D.	Capitalized terms used herein, if not defined herein, will have the meaning given to such terms in the Agreement.

NOW, THEREFORE, for adequate consideration received and acknowledged, the Parties agree as follows:

ARTICLE I
AMENDMENTS

1.1	Schedules 1.1(i) and 1.1(iii). Schedules 1.1(i) and 1.1(iii) are hereby deleted and replaced with Schedules 1.1(i) and 1.1(iii) attached to this Amendment.
1.2	Schedule 1.1(v). Schedule 1.1(v) of the Agreement is hereby amended by deleting therefrom the tract of land described as being a 5.00 parcel of land described in the deed from Willow Park Ranch II Ltd. to Texport Gathering LLC.
1.3	Amendment to Preamble. The preamble of the Agreement is hereby amended in its entirety by deleting such preamble and replacing it with the following:

“This Purchase Agreement (this “Agreement”) is made as of November 2, 2011, by and between ENCANA OIL & GAS (USA) INC., a Delaware corporation (“Seller”), and ENERVEST ENERGY INSTITUTIONAL FUND XII-A, L.P., ENERVEST ENERGY INSTITUTIONAL FUND XII-WIB., L.P., ENERVEST ENERGY INSTITUTIONAL FUND XII-WIC, L.P., ENERVEST ENERGY INSTITUTIONAL CO-INVESTMENT XII-2A, L.P., AND EV PROPERTIES, L.P., each a Delaware limited partnership (collectively, “Buyer”).”

1.4	Schedule 1.1. Schedule 1.1 of the Agreement is hereby amended in its entirety by deleting the Schedule 1.1 attached to the Agreement and replacing it with the attached Schedule 1.1.
1.5	Forms of Assignment and Special Warranty Deed. The forms of he Assignment and Special Warranty Deed attached to the Agreement as Exhibits B and E, respectively, are hereby deleted and replaced with the forms of such documents executed at Closing.
1.6	Letters in Lieu. At the end of the term of the Transition Service Agreement, Seller will deliver to Buyer executed Letters in Lieu of division or transfer orders directed to the purchasers of production from the Assets, in a form mutually acceptable to Buyer and Seller.
1.7	Section 6.4(b). Section 6.4(b)(i) is hereby amended to read: “Buyer will pay and deliver the Purchase Price in accordance with Section 2.4, to the Seller as directed in Attachment 1 to the Preliminary Settlement Statement (the “Closing Funds”).”

ARTICLE II
AGREEMENTS

2.1	Assets Not Conveyed at Closing. The Leases listed on Exhibit A to this Amendment will be conveyed to Buyer pursuant to the terms of the Agreement, but will not be so conveyed at Closing (collectively, the “Delayed Closing Leases”). The conveyance of the Delayed Closing Leases will be subject to the terms of this Section 2.1 of this Amendment.

Buyer will not pay to Seller at Closing the sum of $115,805,260.00, representing the sum of the Allocated Values of the portions of the Assets affected by the Delayed Closing Leases[, including applicable adjustments pursuant to Section 2.3] (the “Holdback Amount”). The conveyance of the Delayed Closing Leases will be subject to the receipt of the consent of the lessors of the affected Leases.  Seller shall use its reasonable efforts to obtain such consent as promptly as possible following Closing.

Seller will notify Buyer upon Seller’s receipt of the applicable consent. Within five Business Days of Buyer’s receipt of such notice, Buyer will pay Seller the applicable portion of the Holdback Amount, including any applicable adjustments pursuant to Section 2.3 and Seller will assign the applicable portion of the Assets to Buyer using the form of Assignment as attached to this Amendment.

Buyer shall cooperate with Seller to obtain the applicable consents, including supplying all information requested by the holders of such consents.

If Seller has not obtained a consent with respect to the Delayed Closing Leases as of the end of the Cure Period, the affected portions of the Assets shall be deemed to be an Excluded Asset and Seller shall retain such Asset and all revenue with respect thereto. In such event, if Seller has conveyed to Buyer at Closing any Property Agreements affecting the Delayed Closing Leases, Buyer will re-assign such Property Agreements to Seller.

2.2.	Side Letter Agreement. Buyer acknowledges that Seller has delivered to Buyer at Closing the Retained Properties (as defined in the Side Letter Agreement).

2.3	Closing and Funding. The Parties agree that Closing will occur on the Closing Date and all deliverables pursuant to Sections 6.4(a) and (b) that are to be executed by the Parties (the “Closing Deliverables”) will be executed and final as of the Closing Date. Notwithstanding that Closing has occurred on that date, Seller will not deliver the Closing Deliverables to Buyer until Buyer has paid the Closing Funds to Seller. Buyer will pay the Closing Funds to Seller no later than the close of business two Business Days following the Closing Date (the date on which Buyer delivers the Closing Funds will be referred to as the “Funding Date”). Between the Closing Date and the Funding Date Seller will hold the Closing Deliverables in escrow. When Seller has confirmed payment of the Closing Funds, Seller will deposit the Closing Deliverable with Federal Express for shipment to Buyer.

ARTICLE III
MISCELLANEOUS

3.1	Liability and Release. Upon execution of this Amendment, the Parties agree that EV Holding will no longer be liable for any duties or obligations under the Agreement, nor entitled to any rights or benefits. Buyer will assume all duties and obligations for full performance of the Agreement, and Seller releases EV Holdings from any duties or obligations related to the Agreement.
3.2	No Other Amendments. Except as expressly amended herein, the Agreement remains effective as originally written.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

SELLER:

ENCANA OIL & GAS (USA) INC.

By:	/s/ WILLIAM D. DICKERSON
Name: William D. Dickerson
Title: Attorney in Fact

BUYER:

ENERVEST ENERGY INSTITUTIONAL FUND XII-A, L.P.

By:	EnerVest, Ltd.
Its General Partner
By:	EnerVest Management GP, L.P.
Its General Partner

By:	/s/ MARK A. HOUSER
Mark A. Houser
Executive Vice President and
Chief Operating Officer

ENERVEST ENERGY INSTITUTIONAL FUND XII-WIB, L.P.

By:	EnerVest, Ltd.
Its General Partner
By:	EnerVest Management GP, L.P.
Its General Partner

By:	/s/ MARK A. HOUSER
Mark A. Houser
Executive Vice President and
Chief Operating Officer

ENERVEST ENERGY INSTITUTIONAL FUND XII-WIC, L.P.
By:	EnerVest Holding, LLC
Its General Partner

By:	EnerVest, Ltd.
Its General Partner
By:	EnerVest Management GP, L.P.
Its General Partner

By:	/s/ MARK A. HOUSER
Mark A. Houser
Executive Vice President and
Chief Operating Officer

ENERVEST ENERGY INSTITUTIONAL CO-INVESTMENT XII-2A, L.P.
By:	EnerVest, Ltd.
Its General Partner
By: .	EnerVest Management GP, L.P
Its General Partner

By:	/s/ MARK A. HOUSER
Mark A. Houser
Executive Vice President and
Chief Operating Officer

EV PROPERTIES, L.P.
By:	EV Properties GP, LLC,
Its General Partner

By:	/s/ MARK A. HOUSER
Mark A. Houser
President

Agreed to and accepted on December 20, 2011:

ENERVEST HOLDING, L.P.
By:	EnerVest Operating, L.L.C.
Its General Partner

By:	/s/ MARK A. HOUSER
Mark A. Houser
Executive Vice President and
Chief Operating Officer